Exhibit 10.3

Execution Version

INTELLECTUAL PROPERTY SECURITY AGREEMENT

This INTELLECTUAL PROPERTY SECURITY AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of May 29, 2020, is by and among Borrower (as hereinafter defined); Baudax Bio N.A. LLC, a Delaware limited liability company; and Baudax Bio Limited, an Irish private company limited by shares having company number 562027 (the “Irish Guarantor”), (each a “Grantor” and, collectively, the “Grantors”) in favor of Wilmington Trust, National Association, solely in its capacity as collateral agent (together with its successors and assigns in such capacity, the “Secured Party”) for the benefit of itself and the Lenders (as hereinafter defined).

RECITALS:

WHEREAS, pursuant to that certain Credit Agreement, dated as of the date hereof (as amended, restated, supplemented and/or otherwise modified from time to time, the “Credit Agreement”), by and among Baudax Bio, Inc., a Pennsylvania corporation (the “Borrower”), the financial institutions from time to time party to the Credit Agreement as lenders (collectively, with their permitted successors and assignees, the “Lenders”), and the Secured Party, the Lenders have agreed to provide certain financial accommodations to the Borrower; and

WHEREAS, the Lenders are willing to extend financial accommodations to the Borrower as provided for in the Credit Agreement, but only upon the condition, among others, that the Grantors shall have executed and delivered to the Secured Party, for its benefit and the benefit of itself and the Lenders, this Agreement.

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, each Grantor hereby agrees as follows:

SECTION 1. Defined Terms; Rules of Construction.

(a)	Capitalized terms used in this Agreement but not otherwise defined herein have the meanings given to them in the Credit Agreement.

(b)	When used herein the following terms shall have the following meanings:

“Copyrights” shall have the meaning provided thereto in the U.S. Security Agreement.

“Copyright Licenses” means all agreements pursuant to which any Grantor is licensor or licensee, granting any right under any Copyright, including but not limited to, rights to manufacture, reproduce, display, distribute, perform, modify or otherwise exploit, and sell materials embodying or derived from, any copyrighted work.

“Intellectual Property” shall have the meaning provided thereto in the U.S. Security Agreement.

“Obligations” shall have the meaning provided thereto in the Credit Agreement.

“PTO” means the United States Patent and Trademark Office and any successor office or agency.

“Patents” shall have the meaning provided thereto in the U.S. Security Agreement.

“Patent Licenses” means all agreements pursuant to which any Grantor is licensor or licensee, granting any right to manufacture, have made, import, use, or sell any invention covered in whole or in part by a Patent.

“Proceeds” shall have the meaning provided thereto in the U.S. Security Agreement.

“Products” shall have the meaning provided thereto in the Credit Agreement.

“Trademarks” shall have the meaning provided thereto in the U.S. Security Agreement.

“Trademark Licenses” mean all agreements pursuant to which any Grantor is licensor or licensee, granting any right to use a Trademark.

“UCC” shall have the meaning provided thereto in the U.S. Security Agreement.

(c)

All Schedules, Addenda, Annexes and Exhibits hereto or expressly identified to this Agreement are incorporated herein by reference and taken together with this Agreement constitute but a single agreement. The words “herein”, “hereof” and “hereunder” or other words of similar import refer to this Agreement as a whole, including the Exhibits, Addenda, Annexes and Schedules thereto, as the same may be from time to time amended, modified, restated or supplemented, and not to any particular section, subsection or clause contained in this Agreement. Wherever from the context it appears appropriate, each term stated in either the singular or plural shall include the singular and the plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the feminine and the neuter. The term “or” is not exclusive. The term “including” (or any form thereof) shall not be limiting or exclusive. All references to statutes and related regulations shall include any amendments of same and any successor statutes and regulations. All references in this Agreement or in the Schedules, Addenda, Annexes and Exhibits to this Agreement to sections, schedules, disclosure schedules, exhibits, and attachments shall refer to the corresponding sections, schedules, disclosure schedules, exhibits, and attachments of or to this Agreement. All references to any instruments or agreements, including references to any of this Agreement, the Credit Agreement or the other Loan Documents shall include any and all modifications or amendments thereto and any and all extensions or renewals thereof.

(d)

The parties acknowledge that each party and its counsel have reviewed this Agreement and that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments, schedules or exhibits thereto.

SECTION 2. Grant of Security Interest in Intellectual Property Collateral. To secure the prompt payment to the Lenders of the Obligations of the Grantors now or hereafter existing from time to time, each Grantor hereby pledges and grants to the Secured Party, for its benefit and the benefit of the Lenders, a continuing security interest in and Lien upon all of such Grantor’s right, title and interest in, to and under the following, whether presently existing or hereafter created or acquired (collectively, the “Collateral”):

(a)	Trademarks and Trademark Licenses to which it is a party, including those referred to on Schedule I hereto;

(b)	Patents and Patent Licenses to which it is a party, including those referred to on Schedule II hereto;

(c)	Copyrights and Copyright Licenses to which it is a party, including those referred to on Schedule III hereto;

(d)	Intellectual Property not covered by the foregoing, including those referred to on Schedule IV hereto;

(e)	Renewals, reissues, continuations, divisions, or extensions of any of the foregoing;

(f)

Rights to sue third parties for past, present or future infringement, dilution, misappropriation, or other violation of rights in any Intellectual Property, including injury to the goodwill associated with any Trademark, and all causes of action for the same; and

(g)

All Products and Proceeds of all or any of the foregoing, tort claims and all claims and other rights to payment including (i) insurance claims against third parties for loss of, damage to, or destruction of, the foregoing Collateral and (ii) payments due or to become due under licenses of any or all of the foregoing and Proceeds payable under, or unearned premiums with respect to policies of insurance in whatever form; provided, however, that the Collateral shall not constitute a grant of a security interest in any trademark or service mark applications filed in the PTO on the basis of any Grantor’s intent to use such trademark or service mark, unless and until a statement of use or amendment to allege use is filed in the PTO, in which event, such trademark or service mark shall automatically be included in the Collateral.

SECTION 3. Representations and Warranties. Each Grantor represents and warrants to the Secured Party, in addition to the representations and warranties in the Credit Agreement and the other Loan Documents, that:

(a)

such Grantor has been using commercially reasonably efforts to include statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, and appropriate notice of copyright in connection with the publication of copyrighted material;

(b)

such Grantor has used commercially reasonably efforts to ensure that all licensees of Trademarks owned by such Grantor use consistent standards of quality as directed by such Grantor in connection with its licensed products and services; and

(c)

this Agreement, together with the Security Agreement, is effective to create a valid security interest in favor of the Secured Party, for its benefit and the benefit of the Lenders, in all of such Grantor’s Intellectual Property. Upon (i) the filing of this Agreement in the United States Copyright Office (with respect to the United States Copyrights set forth on Schedule III hereto), (ii) the filing of all appropriate UCC-1 financing statements (with respect to each Grantor’s (A) Patents, (B) Trademarks and (C) any Copyrights of such Grantor not registered with the United States Copyright Office) (iii) the filing of this Agreement in the PTO (with respect to the United States Patents set forth on Schedule II hereto and the United States Trademarks set forth on Schedule I hereto) (iv) a Form C1 filing in respect of this Agreement with the Companies Registration Office of Ireland (v) a filing with the Revenue Commissioners of Ireland in respect of this Agreement pursuant to section 1001 of the Taxes Consolidation Act 1997 and (vi) a filing in respect of this Agreement with the Intellectual Property Office of Ireland, such security interest will be enforceable as such as against any and all creditors of, and purchasers from, such Grantor (subject only to Permitted Liens) and all action necessary to protect and perfect the Secured Party’s Lien on such Grantor’s Patents, Trademarks, and Copyrights, shall have been taken.

SECTION 4. Covenants. Each Grantor covenants and agrees with the Secured Party, from and after the date of this Agreement, and in addition to the covenants in the Credit Agreement and the other Loan Documents, that:

(a)

Such Grantor shall notify the Secured Party promptly in writing if it knows or has reason to know that any application or registration relating to any material Intellectual Property owned by such Grantor has or may become abandoned, dedicated to the public, placed in the public domain or otherwise invalidated or unenforceable. Such Grantor shall further notify the Secured Party promptly in writing of any adverse determination or decision in any proceeding and the institution of any proceeding challenging such Grantor before the PTO, the United States Copyright Office, or any similar agency of the United States, any State, or other country or political subdivision thereof, any internet domain registry or other registry, or any court, regarding such Grantor’s ownership of or right to use, register, keep and/or maintain any material Intellectual Property. Such Grantor shall be free to prosecute and maintain its material Intellectual Property in the ordinary course of business in a commercially reasonable manner, and, notwithstanding the foregoing, shall not be required to report preliminary or initial determinations, unless and until made final (with no further right to appeal or proceed available or otherwise taken by Grantor), by the PTO, the United States Copyright Office, or any similar agency of the United States, any State, or other country or political subdivision thereof, any internet domain registry or other registry, or any court, regarding such Grantor’s ownership of or right to use, register, keep and/or maintain any Intellectual Property;

(b)

Such Grantor shall (i) prosecute diligently any patent, trademark, or service mark applications pending as of the date hereof or hereafter if material to the operations of the business of such Grantor, (ii) preserve and maintain all rights in the Copyrights, Patents and Trademarks, to the extent material to the operations of the business of such Grantor and (iii) ensure that the Copyrights, Patents and Trademarks are and remain enforceable, to the extent material to the operations of the business of such Grantor. Any expenses incurred in connection with the Grantors’ obligations under this Section 4(b) shall be borne by the Grantors. Except for any such items that a Grantor reasonably believes (using prudent industry customs and practices) are no longer necessary for the on-going operations of its business, the Grantors shall not abandon any material right to file a patent, trademark or service mark application, or abandon any pending patent, trademark or service mark application or any other Copyright, Patent or Trademark without the prior written consent of the Secured Party (at the direction of the Required Lenders), which consent shall not be unreasonably withheld;

(c)

In the event that any material Intellectual Property owned by or exclusively licensed to such Grantor is infringed, diluted, misappropriated, or otherwise violated by a third party, such Grantor shall notify the Secured Party promptly in writing after such Grantor learns thereof and shall promptly take all commercially reasonable actions to stop the same and enforce its rights in such material Intellectual Property and to recover all damages therefor, including, but not limited to, the initiation of a suit for injunctive relief and damages where reasonable and cost effective to do so (provided that such Grantor must initiate suit in all cases where the failure to do so could reasonably be expected to have a Material Adverse Effect) and shall take such other actions as are commercially reasonable, or as the Secured Party or the Required Lenders shall deem appropriate in its or their good faith exercise of its or their commercially reasonable discretion under the circumstances to protect such Grantor’s rights in such material Intellectual Property;

(d)

Such Grantor shall use commercially reasonable efforts to use appropriate statutory notice of registration in connection with its use of registered Trademarks, proper marking practices in connection with the use of Patents, appropriate notice of copyright in connection with the publication of copyrighted materials, and other legends or markings applicable to other Intellectual Property;

(e)

Such Grantor shall use commercially reasonable efforts to maintain the level of the quality of products sold and services rendered under any Trademarks owned by such Grantor at a level at least consistent with the quality of such products and services as of the date hereof, and such Grantor shall adequately control the quality of goods and services offered by any licensees of its Trademarks;

(f)	Such Grantor shall take all steps necessary to protect the secrecy of all trade secrets material to its business

(g)

To the knowledge of such Grantor, neither the conduct of such Grantor’s business nor its use of the Intellectual Property owned by such Grantor is interfering with, infringing upon, misappropriating, or otherwise in conflict with the Intellectual Property rights of any third party; and

(h)

In the event any Grantor, (i) either directly or through any agent, employee, licensee or designee, files an application for the registration of any Patent, Trademark or Copyright with the PTO, the United States Copyright Office or any similar office or agency, (ii) obtains rights to any new patentable inventions, any registered Copyrights or any Patents or Trademarks, or (iii) becomes entitled to the benefit of any registered Copyrights or any Patents or Trademarks or any improvement on any Patent, the provisions of this Agreement shall automatically apply thereto and such Grantor shall give to the Secured Party written notice thereof by delivery of an updated Schedule III, IV, V and/or VI to the Security Agreement, as applicable, in accordance with Section 2(e) of the Security Agreement. The Grantors hereby authorize the Secured Party to modify this Agreement by amending Schedules I, II, III and IV hereto, as applicable, to include any such registered Copyrights or any such Patents and Trademarks, and to execute and deliver a supplement hereto (in form and substance satisfactory to the Secured Party and the Required Lenders) to evidence the Secured Party’s lien on any such Patent, Trademark or Copyright, and the general intangibles of such Grantor relating thereto or represented thereby.

SECTION 5. Loan and Security Agreement. The security interests granted pursuant to this Agreement are granted in conjunction with the security interests granted by each Grantor to the Secured Party, for its benefit and the benefit of the Lenders pursuant to the U.S. Security Agreement. Each Grantor hereby acknowledges and affirms that the rights and remedies of the Secured Party with respect to the Collateral made and granted herein are more fully set forth in the Credit Agreement and the U.S. Security Agreement, the terms and provisions of which are incorporated by reference herein as if fully set forth herein. Any rights and remedies set forth herein are without prejudice to, and in addition to, those set forth in the Credit Agreement and the U.S. Security Agreement.

The Secured Party shall act (or omit to act) at the direction of the Required Lenders under any provision of this Agreement requiring the Secured Party to take action or to omit from taking action (other than ordinary administration) or to exercise discretion.

SECTION 6. Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Grantor for liquidation or reorganization, should any Grantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of such Grantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

SECTION 7. Indemnification. Each Grantor assumes all responsibility and liability arising from the use of the Intellectual Property and Grantors, jointly and severally, hereby indemnify and hold the Secured Party and the Lenders and each of the officers, directors, employees, Affiliates, controlling persons, advisors and agents of the Secured Party and the Lenders harmless from and against any claim, suit, loss, damage or expense (including reasonable attorneys’ fees) arising out of any Grantor’s operations of its business from the use of the Intellectual Property, except to the extent any such claim, suit, loss, damage or expense results from the Secured Party’s or Lender’s own gross negligence or willful misconduct, in each case as determined by a court of competent jurisdiction in a final, non-appealable determination. In any suit, proceeding or action brought by the Secured Party under any Patent License, Trademark License, or Copyright License for any sum owing thereunder, or to enforce any provisions of such License, Grantors will, jointly and severally, indemnify and keep the Secured Party and its officers, directors, employees, Affiliates, controlling persons, advisors and agents harmless from and against all expense, loss or damage suffered by reason of any defense, set off, counterclaim, recoupment or reduction or liability whatsoever of the obligee thereunder, arising out of a breach of any Grantor of any obligation thereunder or arising out of any other agreement, indebtedness or liability at any time owing to or in favor of such obligee or its successors from any Grantor, except to the extent any such expense, loss or damage results from the Secured Party’s own gross negligence or willful misconduct, in each case as determined by a court of competent jurisdiction in a final, non-appealable determination, and all such obligations of Grantors shall be and remain enforceable against and only against Grantors and shall not be enforceable against the Secured Party or any Lender.

SECTION 8. Notices. Whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other party, or whenever any of the parties desires to give and serve upon any other party any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be given in the manner, and deemed received, as provided for in the U.S. Security Agreement.

SECTION 9. Termination of this Agreement. Subject to Section 6 hereof, this Agreement shall terminate upon the Payment in Full in cash of all Obligations.

SECTION 10. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

SECTION 11. Electronic Signatures. The parties to this Agreement consent to the execution by or on behalf of each other party of this Agreement, and the witnessing thereof, by electronic signature, provided that such manner of execution is permitted by law. The parties to this Agreement agree that an executed copy of this Agreement may be retained in electronic form and acknowledge that such electronic form shall constitute an original of this Agreement and may be relied upon as evidence of this Agreement.

SECTION 12. Companies Registration Office of Ireland filing. By its execution of this Agreement, the Irish Guarantor irrevocably and unconditionally authorises any and each solicitor from time to time in the Irish law firm acting for the Secured Party and the Lenders (“Lenders Solicitors”) to:

1.

sign or complete (whether electronically or otherwise) on behalf of the Irish Guarantor all required security related registration forms required to be delivered to the Companies Registration Office (“CRO”) in connection with this Agreement,

2.	file (whether electronically or otherwise) each such registration form with the CRO; and

3.	include an email address for a solicitor in the Lenders Solicitors in each such registration form for the purposes of receiving any certificate of registration of charge electronically from the CRO.

In giving this authorisation, the Irish Guarantor agrees and acknowledges that:

1.	no solicitor/client relationship exists between the Lenders Solicitors (or any solicitor at that law firm) and the Irish Guarantor;

2.	it is the Irish Guarantor’s responsibility to comply with the procedures set out in Sections 409(3) and (4) of the Irish Companies Act (without prejudice to Section 410(2) thereof); and

3.

the Lenders Solicitors have no liability or responsibility to the Irish Guarantor for any failure to comply with the terms of this authorisation where the Lenders Solicitors have taken all reasonably practicable steps to comply with the applicable requirements and such failure is due to anything outside the reasonable control of the Lenders Solicitors.

[Signature Pages Follow]

IN WITNESS WHEREOF, each Grantor has executed this Intellectual Property Security Agreement as of the date first written above.

BAUDAX BIO, INC.

By:	/s/ Ryan D. Lake
Name:	Ryan D. Lake
Title:	Chief Financial Officer, Secretary and Treasurer

BAUDAX BIO N.A. LLC

By:	/s/ Ryan D. Lake
Name:	Ryan D. Lake
Title:	Secretary and Treasurer

BAUDAX BIO LIMITED

By:	/s/ Gerri Henwood
Name:	Gerri Henwood
Title:	Director

[Signature Page to Intellectual Property Security Agreement]

ACCEPTED and ACKNOWLEDGED by:

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Agent

By:	/s/ Andrew Lennon
Name:	Andrew Lennon
Title:	AVP

[Signature Page to Intellectual Property Security Agreement]

Schedule I

Trademarks and Trademark Licenses

Schedule II

Patents and Patent Licenses

Schedule III

Copyrights and Copyright Licenses

Schedule IV

Other Intellectual Property - Domains